As filed with the Securities and Exchange Commission on December 29, 2000
                                                      Registration No. 333-48544



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ------------------------------------

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                              VENTURELIST.COM, INC.
             (Exact name of Registrant as specified in its charter)

           Nevada                       523900                   94-3360099
----------------------------   ------------------------    ---------------------
(State or other jurisdiction  (Primary Standard           (I.R.S. Employer
 of incorporation or          Industrial Classification   Identification Number)
 organization)                   Code Number)

                                                   Steve Bauman, President
                                                    Venturelist.com, Inc.
              583 San Mateo                             583 San Mateo
       San Bruno, California 94066               San Bruno, California 94066
             (650) 588-2628                             (650) 246-3696
     -------------------------------         -----------------------------------
     (Address, and telephone number          (Name, address and telephone number
     of principal executive offices)                 of agent for service)

                                   Copies to:
                                 David M. Loev
                               Vanderkam & Sanders
                            440 Louisiana, Suite 475
                              Houston, Texas 77002
                              Phone (713) 547-8900
                            Facsimile (713) 547-8910
                              ---------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             -----------------------

                         CALCULATION OF REGISTRATION FEE
========================================== =============== =================== ==================== ================
         Title of Each Class of                Amount      Proposed Maximum     Proposed Maximum       Amount of
            Securities To Be                   Being       Offering Price           Aggregate        Registration
               Registered                    Registered    Per Share(1)         Offering Price(1)       Fee(2)
------------------------------------------ --------------- ------------------- -------------------- ----------------

Common Stock, $ .001 par value                  2,224,551          .001555555           $ 3,460.41            $ .91
------------------------------------------ --------------- ------------------- -------------------- ----------------
TOTAL..................................         2,224,551          .001555555           $ 3,460.41            $ .91
========================================== =============== =================== ==================== ================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Previously paid with the original filing of our registration statement on Form SB-2 filed with the SEC October 24, 2000.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                        --------------------------------

                              VENTURELIST.COM, INC.


Distribution of 2,224,551 shares of common stock

         This prospectus relates to the registration of the proposed distribution by M&A West, Inc. of 2,224,551shares of Venturelist common stock outstanding as of November 15, 2000. These shares of common stock represent approximately 15% of Venturelist's common stock and will be distributed by M&A West to its stockholders of record as of the record date, which has been established as November 15, 2000, on the basis of one share of Venturelist common stock for every five shares of M&A West common stock held of record on the record date. No consideration will be paid to M&A West or Venturelist by the M&A West stockholders for the shares of Venturelist received in the distribution. As of November 15, 2000, the record date,

*    there were 11,122,758 shares of M&A West outstanding,

* M&A West retained 11,725,449 shares of Venturelist's common stock, out of the 13,950,000 shares of Venturelist common stock owned by M&A West prior to the distribution, and

*    Venturelist remained a majority-owned subsidiary of M&A West.

         The distribution is expected to be effected as soon as practicable after the registration statement, of which this prospectus is a part, is declared effective. Certificates representing the shares of Venturelist common stock will be mailed to the M&A West stockholders on that date or as soon thereafter as practicable. No fractional shares of Venturelist common stock will be issued.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        --------------------------------



                 The date of this prospectus is January __, 2001


                                            TABLE OF CONTENTS
                                                                                                               Page



Prospectus Summary................................................................................................3
Risk Factors..................................................................................................... 4
Use of Proceeds...................................................................................................8
Capitalization....................................................................................................8
Determination of Offering Price...................................................................................8
Dilution..........................................................................................................8
Selling Stockholders..............................................................................................8
Plan of Distribution..............................................................................................9
Legal Proceedings................................................................................................10
Management.......................................................................................................10
Principal Stockholders...........................................................................................10
Description of Capital Stock.....................................................................................11
Shares Eligible for Future Sale..................................................................................12
Interest of Named Experts and Counsel............................................................................12
Disclosure of Commission Position on Indemnification for Securities Act Liabilities..............................12
Organization Within Last Five Years..............................................................................12
Business.........................................................................................................12
Management's Discussion and Analysis of Financial Condition and Results of Operations............................18
Description of Property..........................................................................................19
Certain Transactions.............................................................................................19
Market for Common Equity and Related Stockholder Matters.........................................................19
Executive Compensation...........................................................................................20
Changes in and Disagreement With Accountants on Accounting and Financial Disclosure..............................21
Legal Matters....................................................................................................21
Experts..........................................................................................................21
Financial Statements............................................................................................F-I


                               PROSPECTUS SUMMARY


This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements. Unless otherwise indicated, this prospectus reflects a 150 for one forward stock split of our common stock that occurred in October 2000.

Venturelist.com

Venturelist.com provides an Internet portal for start-up businesses seeking investment capital and accredited investors seeking to invest via the private equity market. Our goal is to become an online portal successfully serving both the entrepreneur and investor in private equity transactions ranging from $100,000 to $5 million. Our strategy includes the development of a Venture Exchange that will provide a virtual marketplace for entrepreneurs seeking capital from investors seeking investment opportunities. Our strategy also includes

*    providing consulting services, and

*    business tools to assist entrepreneurs in raising capital.


We maintain a website at www.venturelist.com. Information contained on our web site is not part of this prospectus. Venturelist was incorporated as a Nevada corporation in April 2000. Our principal executive offices are located at 583 San Mateo Avenue, San Bruno, California 94066 and our telephone number is (650) 246-3696. All references to we, our or us refer to Venturelist.com, Inc., a Nevada corporation.

The Distribution


Common                                                  Stock      to     be
                                                        Distributed
                                                        2,224,551 shares, of
                                                        13,950,000 shares of
                                                        Venturelist owned by
                                                        M&A   West,   to  be
                                                        distributed  to  the
                                                        shareholders  of M&A
                                                        West

Shares of Common Stock Outstanding before Distribution  15,000,000 shares

Shares of Common Stock Outstanding after                15,000,000 shares
Distribution

Risk                                                    Factors  You  should
                                                        read     our    risk
                                                        factors           in
                                                        determining  whether
                                                        to hold or sell  our
                                                        shares   of   common
                                                        stock.

No Proceeds                                             The distribution will
                                                        result in no proceeds
                                                        to us.

Lack of Market for Company Securities                   There is  currently
                                                        no market  for our
                                                        common  stock; there
                                                        is no assurance that
                                                        any market will develop;
                                                        if a market develops
                                                        for our  securities,
                                                        it will likely be
                                                        limited,sporadic and
                                                        highly volatile.

                             SUMMARY FINANCIAL DATA


The summary financial information presented below is derived from our audited financial statements for the period from April 19, 2000 (inception) through September 30, 2000.


STATEMENT OF                                          Period from April 19, 2000 (inception) through
OPERATION DATA:                                                   September 30, 2000


          Revenues                                              $        927


          Advertising Expenses                                         6,440


          General and Administrative

              Expenses                                                65,827
                                                                    ---------

          Net Loss                                              $    (71,340)

BALANCE SHEET DATA:


          Working Capital                                       $     (1,340)


          Long-Term Debt                                                   -


          Additional Paid in Capital                                  55,000


          Accumulated Deficit                                       (71,340)


          Total Stockholders' Equity (deficit)                  $    (1,340)


                                  RISK FACTORS

         Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning to hold or sell our common stock.

Because We Have a Limited Operating History Our Future Success is Uncertain

         We commenced operations in April 2000, and as of December 20, 2000, have generated nominal revenues. Accordingly, we, as a development stage company, have a limited operating history on which to base an evaluation of our business and prospects. Our primary activities to date have been capital formation, the development of our web page and marketing research. Our success is dependent upon the successful development and marketing of our financial network through the Internet, as to which there is no assurance. There can be no assurance that we will be successful in generating revenues from our proposed financial network.

Our Current Capital Needs Are Reliant on M&A West

         We do not currently have available funds sufficient to meet our anticipated needs for working capital expenditures and business expansion and we continue to rely on M&A West for financing. We need to raise additional funds in order to operate independent of M&A West. Our failure to obtain additional capital may result in our curtailing operations or ceasing to conduct business.

Our Dependence on a Key Person

         Our performance is substantially dependent on the continued services and on the performance of Steve K. Bauman, our president and chief executive officer. Mr. Bauman is our only full-time employee. The loss of the services of Mr. Bauman could have a material adverse effect on our business, prospects, financial condition and results of operations. We have entered into an employment agreement with Mr. Bauman. We do not maintain "key man" life insurance policy for Mr. Bauman. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel.

Reliance on M&A West to Conduct Our Business

         Prior to the distribution, we are 93% owned by M&A West, a technology incubation company. After the distribution, M&A West, will own approximately 78% of our common stock and we will remain a majority-owned subsidiary of M&A West. We will rely on the knowledge and experience of M&A West and apply it to the private equity market. There can be no assurance that we will be successful in utilizing the experience and knowledge of M&A West. In addition, we have relied solely on M&A West for working capital and continue to do so. There can be no assurance that M&A West will continue to finance our operations in the future.

Our Ability to Generate Future Revenues is Unpredictable

         As a result of our limited operating history and the emerging nature of the markets in which we compete, we are unable to accurately forecast our revenues, if any. Sales and operating results generally depend on the volume of, timing of and the enrollments/orders received, which are difficult to forecast. Accordingly, any significant shortfall in revenues in relation to our planned expenditures will have an immediate adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our Market is Extremely Competitive and Many of Our Competitors Have Greater Market Presence and Resources than We Have

         We face vigorous competition from companies that have emerged serving the private equity markets and expect additional companies to compete in this industry. Additionally, we compete in an industry segment in which numerous competitors exist that have substantially greater resources than us. There are several companies that have a meaningful presence on the Internet to provide capital to emerging growth companies. There can be no assurance that our existing or potential competitors will not develop products equal to or better than those marketed by us. We do not anticipate directly competing with conventional financing sources. In addition, many of these competitors offer a wider range of services and financial products than we do. Many current and potential competitors also have greater name recognition and more extensive customer bases that could be used to accelerate their competitive activity. Moreover, current and potential competitors have established and may establish future cooperative relationships among themselves and with third parties to enhance their products and services in this space. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not harm our business.

Our Venturelist Brand May Not Achieve the Broad Recognition Necessary to Succeed

         We believe that broader recognition and positive perception of the Venturelist brand are essential to our future success. Successful positioning of our brand will depend in large part on

*    the success of our advertising and promotional efforts,

*    an increase in the number of users and subscribers of our web site, and

* the ability to continue to provide a web site and services useful to our clients.

         These expenditures may not result in sufficient increases in revenues to offset these expenditures.

If We Do Not Continue to Develop and Enhance Our Services in a Timely Manner, Our Business May be Harmed

         Our futures success will depend on our ability to develop and enhance our services. We operate in a very competitive industry in which the ability to develop and deliver advanced services through the Internet and other channels is a key competitive factor. There are significant risks in the development of new or enhanced services, including the risks that we will be unable to

*         effectively use new technologies;

*    adapt our services to emerging industry or regulatory standards; or

*    market new or enhanced services.

         If we are unable to develop and introduce new or enhanced services quickly enough to respond to our customer requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, our business could be seriously harmed.

Risk of Capacity Constraints on the Venturelist Web Site

         Any system interruptions that result in the unavailability of our web site or reduced order fulfillment performance would reduce the volume of products and services sold and the attractiveness of our product and service offerings. Our revenues will depend on the number of subscribers to its web site as well as the number of customers that utilize our services. We may experience periodic system interruptions, which we believe will continue to occur from time to time. Any substantial increase in the volume of traffic on our web site or the number of subscriptions will require us to expand and upgrade our

*    technology,

*    transaction-processing systems, and

*    network infrastructure.

         There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our web site or timely expand and upgrade our systems and infrastructure to accommodate such increases.

Our Venturelist Web Site Relies on Internally Developed Systems to Accommodate Traffic and Accept Payment

         Our inability to add additional software and hardware or to develop and upgrade our existing technology, or network infrastructure to accommodate increased traffic on our web site or increased sales volume through our transaction-processing systems may cause

*    unanticipated system disruptions,

*    slower response times,

*    impaired quality and speed of order fulfillment, and

*    delays in reporting accurate financial information.

         Our web site accepts credit card payments in exchange for membership to our resources for entrepreneurs and venture capitalists. We have engaged Cybercash to process our credit card transactions and will receive next day payment for our products. There can be no assurance that we will be able in a timely manner to effectively upgrade and expand our transaction-processing systems or to integrate smoothly any newly developed or purchased modules with our existing systems.

Venturelist will Remain a Majority-Owned Subsidiary of M&A West After the Distribution

         Prior to the distribution, our common stock was beneficially owned 93% by M&A West and 7% by Steve Bauman, our chief executive officer and president. Immediately upon completion of this distribution, M&A West will beneficially own approximately 78% of our common stock. As a result, upon completion of this offering, M&A West will be able to:

*    elect, or defeat the election of, our directors,

* amend or prevent amendment of our Amended and Restated Certificate of Incorporation or bylaws, or

*    effect or prevent a merger, sale of assets or other corporate transaction.

         Our stockholders, for so long as they hold less than 50% of the outstanding voting power, will not be able to control the outcome of such transactions.

Lack of Public Market for Our Common Stock

         Prior to this prospectus, there has been no public trading market for our common stock. Upon the registration statement becoming effective, the common stock will not be listed on a national securities exchange, Nasdaq, or on the OTC Electronic Bulletin Board. Management's strategy is to list the common stock on the OTC Electronic Bulletin Board as soon as practicable. However, to date we have not solicited any such securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained upon the registration statement becoming effective or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us.

Antitakeover Effect of Our Charter Provisions

         Our board of directors have the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. To date no preferred stock is outstanding, and we have no present plans to issue shares of preferred stock. Further, certain provisions of our Amended and Restated Certificate of Incorporation, bylaws and Nevada law could delay or make more difficult a merger, tender offer or proxy contest involving us.

We Risk Being Deemed an Investment Company or an Investment Adviser

         We may incur significant costs to avoid investment company status or investment adviser status and may suffer other adverse consequences if deemed to be an investment company or an investment adviser. It is not economically feasible for us to be regulated as an investment company or as an investment adviser because the Investment Company Act and Investment Adviser Act rules are inconsistent with our strategy of introducing entrepreneurs and start-up companies to investors.

We are Authorized to Issue Additional Shares of Common Stock

         Our Amended and Restated Articles of Incorporation authorize the issuance of up to 50,000,000 shares of Common Stock. Our Board of Directors have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Future issuances of common stock could be at values substantially below the price at which the stock trades after this offering and therefore could represent substantial dilution to investors in the offering.

                  SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking' information. These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

* the success or failure of management's efforts to implement our business strategy;

*    the uncertainty of consumer demand for our products;

*    our ability to compete with major established companies;

*    our ability to attract and retain quality employees; and

*    other risks which may be described in future filings with the SEC.


         We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the distribution of common stock to M&A West stockholders.

                                 DIVIDEND POLICY

 We have not declared or paid cash dividends on our common stock to date. The current policy of the board of directors is to retain earnings, if any, to provide funds for operating and expansion of our business. Such policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

                                 CAPITALIZATION

          The following table sets forth our capitalization as of September 30, 2000.

                                                           September 30, 2000

          Long-term Debt                                            -

          Shareholders Equity:

              Common Stock $.001 par value,
              50,000,000 shares authorized,
              15,000,000 shares issued and
              outstanding                                      15,000

              Preferred Stock $.01 par value,
              5,000 shares authorized, no
              shares issued and outstanding                         -

              Additional Paid in Capital                       55,000

              Accumulated Deficit                             (71,340)
                                                             ----------
              Total Shareholders' Equity                      ($1,340)
                                                             ==========

                         DETERMINATION OF OFFERING PRICE


          Inapplicable.


                                    DILUTION

         Inapplicable.

                              SELLING STOCKHOLDERS

         Inapplicable.

                              PLAN OF DISTRIBUTION

         The board of directors of M&A West has determined that it is in the best interest of M&A West and its stockholders to make the distribution in the manner described herein. M&A West and us are engaged in unrelated businesses. The distribution will result in us being a separate publicly held company.

Manner of Effecting the Distribution

         This prospectus relates to the distribution by M&A West of 2,224,551 shares of our common stock owned by M&A West. Our common stock will be distributed by OTC Stock Transfer, Inc., the distribution agent, to M&A West stockholders of record as of the record date on the basis of one share of our common stock for every five shares of M&A West common stock. All such shares of our common stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. No consideration will be paid to M&A West or us by the M&A West stockholders for the shares of our common stock received in the distribution. As of November 15, 2000, there were 11,122,758 shares of M&A West outstanding, therefore, M&A West will retain 11,725,448 shares of our common stock following the distribution and we will remain a majority-owned subsidiary of M&A West. The distribution is currently expected to be effected as soon as practicable after the registration statement, of which this prospectus is a part, is declared effective. Certificates representing the shares of our common stock will be mailed to the M&A West stockholders on that date or as soon thereafter as practicable. We will not receive any proceeds from the resale of common stock by the M&A West stockholders.

Transfer and Resale of Common Stock

         The shares of our common stock distributed to the M&A West stockholders will be freely transferable, except for shares received by persons who may be deemed to be our "affiliates" under the Securities Act. Persons who may be deemed to be our affiliates after the distribution include individuals or entities that control, are controlled by or under common control with us, and include our directors and principal executive officers, as well as any stockholder owning 10% or more of the total stock issued and outstanding. Under Rule 144, resales of common stock for the account of affiliates cannot be made until the common stock has been held for one year from the later of its acquisition from us or an affiliate of us. Thereafter, shares of common stock may be resold without registration subject to Rule 144's:

*    volume limitation,
*    aggregation,
*    broker transaction,
*    notice filing requirements, and
*    requirements concerning publicly available information about us.

         The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares. The two individuals listed as our directors and executive management, as well as the Kelly Family Trust of which Scott Kelly is the beneficial owner, are affiliates of us. As of October 16, 2000, M&A West had approximately 2,778 stockholders. After the distribution we will have a minimum of 2,778 Stockholders.

Federal Income Tax Consequences to Shareholders

         We and M&A West have not requested and we do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel as to the federal income tax consequences of the distribution. As of the distribution date, we believe that the tax consequences to the M&A West stockholders receipt of our stock is immaterial because we have limited assets, nominal revenues and there is no market for our stock. M&A West shareholders should consult their own tax advisors as to the particular tax consequences of the issuance and disposition of the shares being distributed to them, including the applicability and effect of state, local and foreign taxes.

         You are urged to consult with your own tax advisor as to the particular tax consequences to you of the distribution of our shares, including the applicability and effect of any state, local or foreign tax laws, and of change in the applicable laws.

                                LEGAL PROCEEDINGS

         As of the date of this prospectus, there are no legal proceedings pending or, to our knowledge, threatened against us or to which we are a party.

                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth the directors and officers of the company and their respective ages and positions:


  Name                 Age                Position
 ------               ------            -------------
Steve K. Bauman         30    President, Chief Executive Officer and Director

Sal Censoprano          45    Secretary, Treasurer and Director


         Steve K. Bauman has served as our President, Chief Executive Officer and Director since April 2000. From October 1997 through March 2000, Mr. Bauman served as the President of Tax Lien Information Services, a national due diligence company which he founded. Prior thereto, from February 1996 through September 1997, Mr. Bauman served as the Assistant Vice President for Breen Capital, a financial services company. Mr. Bauman received a Bachelor's Degree in Finance with an emphasis in Agricultural Science from California State University, Fresno.

         Sal Censoprano has served as our Secretary, Treasurer and Director since our inception in April 2000 and has also served as Secretary, Chief Financial Officer and director of M&A West since May 1999. Prior to that time Mr. Censoprano was self-employed for approximately 15 years as a certified public accountant, providing tax and accounting services to the public. Mr. Censoprano received a bachelor's degree in accounting from Queens College, New York, in 1977, and a masters degree in accounting and taxation from Adelphi University, Garden City, New York, in 1981.

         Directors are elected annually and hold office until the next annual meeting of out stockholders and until their successors are elected and qualified. The Board has not established any committees. All executive officers are chosen by the board of directors and serve at the board's discretion. There are no family relationships among our officers and directors. We plan to reimburse directors for any expenses incurred in attending board of directors meetings.

                             PRINCIPAL STOCKHOLDERS

         The  following  table  presents  certain   information   regarding  the
beneficial ownership of Venturelist common stock prior to the distribution, and after the distribution of such shares to M&A West stockholders by

* each person who owns beneficially more than five percent of the outstanding shares of common stock,

*    each of our directors,

*    each named executive officer, and

*    all directors and officers as a group.


                                   Number of Shares    Number of Shares of          Percentage of Ownership
                                   of Common Stock     Common Stock

                                    Beneficially    Beneficially
Name and Address                   Owned Prior to   Owned after         Before        After Distribution
of Beneficial Owners (1)(2)         Distribution    Distribution      Distribution              (3)
---------------------------        ---------------  -------------     ------------    -------------------

M&A West, Inc.                        13,950,000      11,725,449         93.0%                78.2%

Steve K. Bauman                        1,050,000       1,050,000          7.1%                 7.1%

Sal Censoprano                                 -           8,000             -                    *

Scott L. Kelly (4)                    13,950,000      12,741,488         93.0%                84.9%

Kelly Family Trust (4)                         -       1,016,040             -                 6.8%

All officers and directors             1,050,000       1,058,000          7.1%                 7.1%
  as a group (2) persons

----------

*    Less than one percent.

(1) The business address of each individual is the same as the address of our principal executive offices.
(2) Unless otherwise noted, each person or entity has sole investment power and sole voting power over the shares disclosed.
(3) M&A West, Inc. had 11,122,758 shares of common stock outstanding as of the record date.
(4) The Kelly Family Trust, of which Mr. Kelly serves as Trustee, is the beneficial owner of approximately 60% of the shares of M&A West, Inc., and will receive 1,016,040 shares of our stock in connection with the distribution. Mr. Kelly is an affiliate of Venturelist due to his ability to exercise control over M&A West.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         We are authorized to issue up to 50,000,000 shares of common stock, par value of $.001 per share. There are 15,000,000 shares of common stock issued and outstanding.

         The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Preferred Stock

         We have authorized the issuance of up to 5,000,000 shares of preferred stock, par value of $ .01 per share. We have no present plans for the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

*    restricting dividends on the Common Stock;

*    diluting the voting power of the Common Stock;

*    impairing the liquidation rights of the Common Stock; and

* delaying or preventing a change in control of Venturelist without further action by the Stockholders.

Transfer Agent

        OTC Stock Transfer, Inc. serves as the transfer agent for our shares of common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of November 15, 2000, a total of 15,000,000 shares of common stock were outstanding. The distribution of 2,224,551 shares of company common stock to M&A West shareholders will be eligible for immediate resale in the public market, with the exception of our shares distributed to Sal Censoprano, our Secretary and director, and Scott Kelly, the beneficial owner of the Kelly Family Trust which possesses significant voting control over M&A West. All of the remaining 12,775,449 shares of common stock outstanding will be subject to resale pursuant to provisions of Rule 144 and will not be eligible for resale before June 2001. The Shares distributed to Sal Censoprano and the Kelly Family Trust will be subject to Rule 144 volume limitations and notice filing requirements. Sal Censoprano and the Kelly Family Trust, of which Scott Kelly is the beneficial owner, will be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then-outstanding shares of our common stock (approximately 150,000 shares after giving effect to the distribution) and the average weekly trading volume of our common stock during the four calendar weeks preceding such sale.
INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         See "Certain Relationships and Related Transactions".

                                    BUSINESS

         We provide an Internet portal for investors and entrepreneurs to build awareness and facilitate transactions pertaining to the private equity markets. We were formed in April 2000 to provide a virtual platform for private equity market transactions, supplying news and current events, and investment transactions. We plan to target start-up businesses seeking to raise between $100,000 and $5,000,000, as well as venture capital firms, Angel investors and accredited investors seeking high-return investments. We expect to not only match entrepreneurs with accredited investors, we will write or assist in writing, the business plan, publicize the company, introduce different financing sources, and provide consulting services throughout the financing process.

     Management's strategy is to become one of the leading Internet resources for

*    entrepreneurs seeking capital and

*    investors seeking high-return investments.

         We offer start-up companies an Internet-based  solution for finding and
receiving  funding,   while  offering  the  investment   community   alternative
investments.

The Internet

         The Internet is a global collection of thousands of computer networks interconnected to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business. Presently, commercial organizations and individuals are dominating the use of the Internet. Recent technological advances, improved microprocessor speed and the development of easy-to-use graphical user interfaces, combined with cultural and business changes, have enabled the Internet to be integrated into the operations, strategies, and activities of countless commercial organizations and individuals.

         The advent of the Internet has provided opportunities to develop businesses never before possible. The Internet provides a centralized marketplace for transactions and the sharing of instantaneous information, regardless of geographical location. As a result many existing as well as new businesses are utilizing this tool to enhance their company's performance. Providing the marketplace to facilitate the flow of business ideas and potential funding sources between entrepreneurs and qualified investors is no exception.

Industry Background

         Typical sources of financing for start-up companies is generally comprised of friends and family, Angel investors, venture capitalists and other accredited investors. It is often difficult for smaller companies to obtain financing. These start-up companies often do not have in-house corporate finance expertise and must

*    rely on outside sources to locate capital,

*    structure equity or debt offerings, and

*    assist in completing transactions.

         These companies typically focus upon capital sources within their immediate geographic markets, even though more advantageous terms may be available elsewhere.

         Currently, it is difficult for start-up companies to obtain financing as there is little guidance to follow. These infant stage companies often have nothing more than an idea and have difficulty developing a business plan. Even if these companies are successful in creating a business plan, they have difficulty reaching an audience of investors. On the other hand, venture capitalists and Angel investors are constantly flooded with a myriad of business plans that arrive in various stages of completion. Venture capitalists have not only been overwhelmed with start-up businesses seeking financing, but the investment amounts have increased. With the size of investments increasing, venture capitalists have begun to focus on these larger deals. This allows them to employ larger amounts of capital per transaction, decreasing the overall amount of time and expense needed to operate their underlying business. This has moved larger venture capitalists away from investing in start-up businesses and has left behind a more unstructured and fragmented group of smaller venture capitalists and angel investors. Many promising ideas simply get lost in the shuffle or are never presented to appropriate investors.

The Venturelist.com Solution

         Venturelist was founded to capitalize on the underserved private equity market for start-up companies and investors seeking high-return investments. We believe the private equity market is particularly suited to the Internet to connect entrepreneurs and business executives with financing sources and service providers who can assist with capital and advisory services. We believe an online portal for the private equity markets promises significant benefits because it provides start-up companies and entrepreneurs with access to financing sources, ancillary service providers and the venture capital industry in general.

Products and Services

         We  believe  the   products   and   services   provided  by  us  enable
entrepreneurs and private equity investors to conduct transactions, transmit information and educate themselves on current market conditions.

         Virtual Exchange

     Venturelist is currently providing a Venture Exchange that is an investment marketplace for entrepreneurs seeking capital from investors who are seeking investment opportunities. Entrepreneurs have the opportunity to

*    post specific information about their company, and

*    list an executive summary.

     Qualifiedinvestors that have registered with us can view specific areas where they have an interest. The data is then used to match the idea with the capital funding services. We currently charge entrepreneurs a quarterly fee of $100, and investors a quarterly fee of $50.

     By the first quarter of 2001, Venturelist expects to provide additional private equity exchanges covering the areas of mergers and acquisitions. To become a part of any of the Virtual Exchange programs, a participant must become a member, which is a fee-based membership. The Virtual Exchange merely introduces entrepreneurs and financing sources and we are not involved in the consummation of a transaction are not compensated beyond the quarterly subscription fee. Entrepreneurs and investors are able to transmit and receive information through Venturelist's Virtual Exchange.

Consulting Services

     If an entrepreneur needs special assistance in the funding process that exceeds the capabilities of the virtual exchange, Venturelist intends to provide hands-on consulting. This will be a fee-based service that takes a viable business plan through each step up to and including funding from an investor. There will be an initial application fee to better understand the plan in order to increase the likelihood of attracting the attention of potential funding sources.

     With respect to our consulting services

     * we may elect to receive cash and/or stock if we are successful in introducing an entrepreneur to a financing source that makes an investment,

     *    we will only make financing sources aware of investment opportunities,

     * we will not get involved with negotiations regarding an investment, including the amount, the type and nature of the security or securities,

     * all investment discussions will be directly between the entrepreneurs and the financing sources being introduced by us and we will not render any advice as to the success or failure of the entrepreneur's business venture, and

     * any exchange of funds will occur directly between the parties without our involvement.

     By the first quarter of 2001, we expect to begin providing consulting services.

     Business Tools

     We realize that there are many hurdles facing a start-up business. Often it is an ineffective business plan that leads to a denial of funding from a potential investor. We expect our business development tools to provide the resources to reduce the likelihood of rejection for the entrepreneur.

     Business Plan Analyzer - V-PAS
     ------------------------------

     Our on-line rating system evaluates a business plan for its viability as an investment. We consulted with the venture capital community to better understand the specific criteria used when evaluating a business plan for investment. After compiling this information, we comprised a set of standard parameters that are used to numerically value a business plan. The maximum points the V-PAS scoring system allows is 100 points. The higher the score, the more valuable the business plan is to the investment community. We have composed a team of independent contractors to evaluate business plans and make suggestions for proposed changes based on the standards we have developed, on an as needed basis. The International Angels Organization, an angel investor organization unaffiliated with us, recognizes V-PAS as an effective standard of its kind.

     Business Plan Analysis/Writing System- V-BPAS
     ---------------------------------------------
     Often the entrepreneurs that Venturelist encounters have nothing more than an executive summary. V-BPAS offers a wide range of business plan writing services. This system offers software for the do-it-yourselfer, as well as professional business plan writers. This tiered service offers the entrepreneur a choice in the amount of resources he allots to develop his business plan.

     Publication

     By virtue of our core business we will accumulate information regarding the private equity markets. By receiving feedback from our members with respect to transactions they have completed, we will learn what sectors investors are actively funding and how much money is being invested into start-up companies. Using this proprietary information, Venturelist will publish a quarterly newsletter, thereby establishing us as a valuable source for the private equity community.

Competition

         The private equity market, particularly over the Internet, is new, rapidly evolving and intensely competitive, which competition we expect to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. We face competition from a number of sources, including

*    venture capital firms,

*    investment banks,

* online markets and portals for start-up companies and venture investors, Internet incubator firms,

*    Internet venture capital sites,

*    international accounting firms,

*    international and regional systems consulting and implementation firms,

*    business development software firms,

*    media outlets and

*    marketing and communication firms.

         Many of our competitors have longer operating histories and significantly greater financial, technical and marketing resources and name recognition than ours. In addition, many of our competitors offer a wider range of services and financial products than we do.

         We believe that the principal competitive factors in our market are

*    brand recognition,

*    alternative financing sources,

*    investment choices,

*    personalized services,

*    convenience,

*    price,

*    accessibility,

*    quality of search tools,

*    quality of editorial and other site content, and

*    reliability and speed of fulfillment.

     Many of our current and potential competitors have

*    longer operating histories,

*    larger customer bases,

*    greater brand recognition, and

*    significantly greater financial, marketing and other resources than us.

         In addition, private equity companies may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Certain of our competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing and devote substantially more resources to web site and systems development than us. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, prospects, financial condition and results of operations.

         Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase our competitive pressures. For example, client-agent applications that select specific sources of capital from a variety of web sites may channel customers to private equity sources that compete with us. In addition, companies that control access to transactions through network access or web browsers could promote our competitors or charge us a substantial fee for inclusion.

Strategic Alliances

         Venturelist has developed key strategic alliances with equipment leasing companies, and insurance providers.

     EquipmentLeasing is a valuable resource for our entrepreneur members to assist them in growing their businesses. Through our alliances, we have direct access to several companies that provide lease financing. We expect to generate a one percent transaction fee for these special services.

     As a business grows, so does its liability exposure. We have formed an alliance with Nasdaq Issuer Insurance Agency to provide for the insurance needs of our entrepreneurial members.

     Venturelist is currently courting relationships that will provide

*    direct products and services from the venture capital industry,

*    angel investor networks,

*    human resource services and

*    media distribution channels.

         With these additional alliances Venturelist will have a complete value added package available for private equity participants to profit from.

Sales and Marketing

     Our goal is to become a worldwide source for private equity markets. We will initially focus on the United States markets. Our marketing strategy is designed to

*    strengthen the Venturelist.com brand name,

*    increase traffic to our web site,

*    build strong entrepreneur and investor loyalty,

*    maximize repeat usage of our products and services, and

*    develop incremental revenue opportunities.

     We expect to utilize

*    print advertisements,

*    public relations,

*    direct mailings,

*    search engines,

*    e-mail newsletters and

* other business development and promotional activities to achieve these goals.

         In  addition,   loyal,  satisfied  users  also  generate  word-of-mouth
advertising   and  awareness,   and  are  able  to  reach   thousands  of  other
entrepreneurs and investors because of the reach of online communications.

Research and Development

         We have spent a nominal amount since our inception relating to research and development activities.

Employees

         We anticipate hiring employees as we grow. As of December 20, 2000, we employed one full-time employee and utilized the services of various M&A West personnel.

Available Information

         The SEC maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http:\\www.sec.gov. Visitors to the site may access such information by searching the EDGAR database on the site.

         Prior to the date of this prospectus, the company was not subject to the information and reporting requirements of the Exchange Act. As a result, the company will become subject to such requirements and, in accordance therewith, the company will file periodic reports, proxy materials and other information with the SEC. We will provide its stockholders with annual reports containing audited financial statements and, if determined to be feasible, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. We have filed a registration statement of Form SB-2 under the Securities Act, with respect to the securities being registered. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules there to, which reference is hereby made. Copies of the registration statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the fees prescribed by the SEC or may be examined, without charge, at the public reference facilities of the SEC, 450 Fifth Street, Northwest, Washington D.C. 20549.
         The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We will provide without charge to each person who receives a copy of the prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to us, attention Steve Bauman, at 583 San Mateo Avenue, San Bruno, California 94066.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion should be read in conjunction with our financial statements.

         We are a development stage company with a limited operating history. We were was incorporated in April 2000, but have conducted limited business operations as we have had limited cash and assets. Since inception, we have concentrated on the development of our web site. As of December 20, 2000, we had generated nominal revenues. There exists limited historic operations with respect to our operations. Our fiscal year is September 30. The financial information contained in this prospectus is for the period from April 19, 2000 (inception) through September 30, 2000.

         We are registering the distribution of our shares by M&A West to the M&A West shareholders to establish a public trading market for our common stock. We believe that the distribution offers several advantages over a traditional initial public offering. This type of offering gives us an opportunity to offer our common stock to investors who we believe, as M&A West stockholders, already have some interest in Venturelist.com. This form of offering also is more cost effective than the traditional method since there will not be any underwriting discounts and commissions.

         In addition, M&A West management supports the dividend because they believe it will benefit M&A West stockholders by:

* enabling M&A West stockholders to increase or decrease their level of participation in our new business by varying their level of investment in us; and

* allowing M&A West and us to pursue different operating strategies, given our different business environments and competitive market conditions.

         During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

*    entertain merging or acquiring a specialty financial company;

*    consult companies seeking financing;

* add any additional functionality to our web site that may be warranted in order to remain competitive;

* generate traffic to our web site through marketing and promotional activities;

* hire and train additional staff, including marketing staff, administrative personnel and technical developers; and

*    identify new facilities for our business, if necessary.

         Each of these steps present significant risks with respect to our ability to implement our plan of operations which are discussed in the "Risk Factors" section of this prospectus. You should carefully review these risks.

         We have a limited operating history on which to base an evaluation of its business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as private equity markets. We will encounter various risks in implementing and executing its business strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

         Our internally generated cash flows from operations have been and continue to be insufficient for its cash needs. It is expected that we will generate cash flows from operations in the foreseeable future, but there is no assurance as to the period of time that any such cash flows will be sufficient to cover cash requirements. We have historically relied upon financing provided by M&A West to supplement our operations and continue to rely upon such financing. We will likely rely on external financing to supplement our operations.

         Our current cash forecasts indicate that there will be negative cash flow from operations for the foreseeable future. In the future, we will be required to

*    seek debt or equity financing (public or private),

*    curtail operations,

*    sell assets, or

* otherwise bring cash flows in balance when it approaches a condition of cash insufficiency.

         Management anticipates a need for approximately $300,000 to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. We have no specific commitments with respect to this financing and there is no assurance that we will be successful in any such effort.

                             DESCRIPTION OF PROPERTY

         We do not currently lease office space and utilize the facilities of M&A West.

                              CERTAIN TRANSACTIONS

         In June 2000, we issued Steve Bauman 1,050,000 shares of common stock in consideration for services rendered valued at $5,000.

         In June 2000, we issued M&A West 13,950,000 shares of common stock in consideration for $10,000.

         From June through September 2000, M&A West contributed an additional $55,000 and received no additional shares of our common stock.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Currently there is no public trading market for our securities.

     The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

* that a broker or dealer approve a person's account for transactions in penny stocks; and

* the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for trans actions in penny stocks, the broker or dealer must

* obtain financial information and investment experience and objectives of the person; and

* make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form

* sets forth the basis on which the broker or dealer made the suitability determination; and

* that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to our chief executive officer for the fiscal year ended September 30, 2000.

Summary Compensation Table

                                                                                  Long-Term             All
Name & Principal             Fiscal                          Other Annual       Compensation           other
Position                      Year     Salary     Bonus     Compensation(1)        Options         Compensation
-----------------            ------    ------     -----     ----------------    -------------      ------------

Steve Bauman,
Chief Executive Officer
and President                 2000     $20,000       -              -                  -                 -

-------------
(1) The named executive officer did not receive perquisites or other benefits valued in excess of 10% of the total reported annual salary and bonus.

Employment Agreements

     In June 2000, Steve Bauman entered into an employment agreement with us which provides for a base salary of $40,000 per year. The employment agreement is for an unspecified term and we may terminate the agreement upon notice due to discontinuance of its business.

Limitation of Directors' Liability

     Our Amended and Restated Articles of Incorporation eliminate, to the fullest extent permitted by the Nevada General Corporation Law, the personal liability of our directors for monetary damages for breaches of fiduciary duty by such directors. However, our Amended and Restated Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for

*    acts or omissions which involve intentional misconduct,

*    fraud or a knowing violation of the law, or

*    unlawful corporate distributions.

         This provision of the Amended and Restated Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, the stockholders and we could be injured by a board's decision and have no effective remedy.

         CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTSON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         None.

                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon for us by Vanderkam & Sanders, Houston, Texas.

                                     EXPERTS

         The financial statements for the period from April 19, 2000 (inception) through September 30, 2000, included in this registration statement have been included herein in reliance upon the report of Malone & Bailey, PLLC, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

         Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The amended and restated articles of incorporation of Venturelist.com limit the liability of directors to Venturelist.com or its stockholders to the fullest extent permitted by Nevada law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability

* for acts or omissions not in good faith that constitute a breach of duty of the director to us or an act or omission which involves intentional misconduct or a knowing violation of law,

* for an act or omission for which the liability of a director is expressly provided by an applicable statute, or

* for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

         The inclusion of this provision in the amended and restated articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us and our stockholders.

         Our bylaws provide for the indemnification of our executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. The bylaws include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

       SEC Registration Fee...................................         $ .91
       Printing and Engraving Expenses........................            *
       Legal Fees and Expenses................................            *
       Accounting Fees and Expenses...........................            *
       Miscellaneous..........................................            *

       TOTAL..................................................         $ .*

*      To be provided by amendment.

Item 26.  Recent Sales of Unregistered Securities

         In June 2000, we issued 13,950,000 shares of our common stock to M&A West and 1,050,000 shares of our common stock to Steve Bauman in connection with our formation for $10,000 cash and services rendered valued at $5,000. We believe the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in us, and since the transactions were non-recurring and privately negotiated.

Item 27.  Exhibits

                                INDEX TO EXHIBITS


Exhibit No.                Identification of Exhibit
-----------                -------------------------

3.1(1)                     Amended and Restated Articles of Incorporation

3.2(1)                     By-Laws of Venturelist.com

4.1(1)                     Form of Specimen of common stock

5.1(2)                     Legal Opinion

10.1(1)                    Employment Agreement of Steve Bauman

23.1(2)                    Consent of Malone & Bailey, PLLC

23.2(3)                    Consent of Vanderkam & Sanders

27.1(1)                    Financial Data Schedule
-------------------


(1) Filed as an Exhibit to the company's registration statement on Form SB-2 (File No. 333-48544) and herein incorporated by reference.
(2)  Filed herewith.
(3)  Contained in Exhibit 5.1.

Item 28.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

              ii. Reflect in the  prospectus  any facts or events  arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               iii.Include any additional or changed material on the plan of distribution.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

              ii. For  determining  any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Bruno, California, on the 29th day of December, 2000.

                                       VENTURELIST.COM, INC.


                                       By: /s/ Steve Bauman
                                          --------------------------------------
                                           Steve Bauman, Chief Executive Officer


     This registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                        Title                                 Date
---------                       -------                               -------


/s/ Steve Bauman            President, CEO and Director        December 29, 2000
----------------------
Steve Bauman


/s/ Sal Censoprano          Treasurer, Secretary and Director  December 29, 2000
----------------------
Sal Censoprano